               PLAN AND AGREEMENT OF REORGANIZATION

     This Plan and Agreement of Reorganization (this "Agreement") is entered into on this 7th day of March, 1997, by and among IMAGE TECHNOLOGY, INC., a Nevada corporation ("ITI"), BRIDGESTONE CORP., a Delaware corporation subject to the reporting requirements imposed pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended ("Bridgestone"), Walter G. Fuller ("Mr. Fuller") and Janice Lee Welch ("Ms. Welch").

                      PLAN OF REORGANIZATION

     The transaction contemplated by this Agreement is to be a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Bridgestone will acquire all of ITI's issued and outstanding common stock, without par value (the "ITI Stock" or the "ITI Shares"), in exchange for 450,000,000 shares of the common stock, par value $.00001 per share, of Bridgestone (the "Common Stock").

                            AGREEMENT

     1.   Status of ITI Shares; Transfer of ITI Shares; Lack of
Encumbrances.

          (a) ITI, Mr. Fuller, and Ms. Welch jointly and severally represent that, as of the date of this Agreement, Mr. Fuller and Ms. Welch are the only holders of ITI Stock. Mr. Fuller and Ms. Welch sometimes are referred to collectively in this Agreement as the "Original Shareholders." It is contemplated that the Original Shareholders will transfer portions of their respective holdings of ITI Stock to other persons or entities prior to the Closing (as defined in Section 3). The persons or entities who will constitute all of the holders of ITI Stock as of the Closing are referred to in this Agreement individually as a "Shareholder" and collectively as the "Shareholders" or the "ITI Shareholders", irrespective of whether such persons or entities own any ITI Stock as of the date of this Agreement.

          (b) The ITI Shareholders shall transfer, assign, convey and deliver to Bridgestone at the Closing certificates representing, as of the Closing Date (as defined in Section 3), all of the ITI Shares.

          (c) The transfer of the ITI Shares shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the ITI Shareholders and Bridgestone shall have otherwise agreed in writing.

     2.   Issuance of Exchange Stock to ITI Shareholders.

          (a) As consideration for the transfer, assignment, conveyance and delivery of the ITI Stock, Bridgestone shall, at the Closing, issue to the ITI Shareholders, pro rata in accordance with each Shareholder's percentage ownership of ITI immediately prior to the Closing, certificates representing 445,000,000 shares of Common Stock (the "Bridgestone Exchange Stock") which shall represent 89.0% of the outstanding Common Stock immediately following the Closing.

          (b) As additional consideration for the transfer, assignment, conveyance and delivery of the ITI Stock, the persons listed on Exhibit A-1, being the founding stockholders of Bridgestone (individually, a "Founding Stockholder" and, collectively, the "Founding Stockholders"), shall, at the Closing, transfer to the ITI Shareholders, pro rata in accordance with each

Shareholder's percentage ownership of ITI immediately prior to the Closing, certificates representing in the aggregate 5,000,000 shares of Common Stock (the "Founder's Exchange Stock") which shall represent 1.0% of the outstanding Common Stock immediately following the Closing. The respective number of shares of Founder's Exchange Stock to be transferred by each Founding Stockholder is set forth opposite the name of the stockholder on Exhibit A-1. The Bridgestone Exchange Stock and the Founder's Exchange Stock sometimes shall be referred to collectively in this Agreement as the "Exchange Stock."

          (c) The issuance of the Bridgestone Exchange Stock and the transfer of the Founder's Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the ITI Shareholders and Bridgestone shall have otherwise agreed in writing.

          (d) As provided herein, and immediately prior to the Closing, Bridgestone shall have issued and outstanding not more than 55,000,000 shares of Common Stock, not more than 10,000,000 Class A Warrants, and not more than 10,000,000 Class B Warrants, and shall not have any shares of preferred stock issued and outstanding.

          (e) None of the Exchange Stock issued or transferred to the Shareholders and none of the ITI Stock transferred to Bridgestone hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). All of such shares shall bear a legend worded substantially as follows:

               The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" within the meaning of Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

               The respective transfer agents of Bridgestone and ITI shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Bridgestone register the Exchange Stock under the Act, nor shall ITI or the Shareholders be required to register any ITI Shares under the Act.

     3. Closing. The consummation of the exchange described in Sections 1 and 2 (the "Closing") shall take place on a date (the "Closing Date") chosen by mutual agreement of ITI and Bridgestone within thirty (30) days from the date of this Agreement, unless a later time shall be mutually agreed upon by the parties.

     4.   Deliveries at Closing.

          (a)  ITI and the Shareholders shall deliver to Bridgestone, at
Closing:

               (1) certificates representing all shares of the ITI Stock as described in Section 1(b), each endorsed in blank by the registered owner;

               (2) an agreement from each Shareholder, substantially in the form of Exhibit B, agreeing to a restriction on the transfer of the Exchange Stock as described in Section 11(c) hereof;

               (3) a copy of a consent of ITI's board of directors authorizing ITI to take the necessary steps toward consummation of the transactions described by this Agreement; and

               (4) a copy of a Certificate of Good Standing for ITI issued not more than thirty days prior to Closing by the Nevada Secretary of State.
          (b) Bridgestone shall deliver to the ITI Shareholders, at Closing, certificates representing the Exchange Stock, in the names of the appropriate Shareholders, each in the appropriate denomination, as described in Section 2.

          (c) Bridgestone shall deliver to the new Bridgestone Board, appointed pursuant to Section 11(k) below, at Closing, all of Bridgestone's corporate records.

          (d)  Bridgestone shall deliver to ITI at Closing:

               (1) a copy of a consent of Bridgestone's board of directors authorizing Bridgestone to take the necessary steps toward consummation of the transactions described by this Agreement and electing the new directors designated by ITI effective as of the Closing; and

               (2) a copy of a Certificate of Good Standing for Bridgestone issued not more than thirty days prior to Closing by the Secretary of State of Delaware.

     5. Covenants, Representations and Warranties of ITI and the Original Shareholders. Subject to the schedule of exceptions, attached hereto as Exhibit C and incorporated herein by this reference, which schedule shall be acceptable to Bridgestone, ITI and the Original Shareholders represent and warrant to Bridgestone as follows:

          (a) Organization and Standing of ITI. ITI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. ITI's books and records are complete and correct and have been maintained with good business practice and accurately reflect in all material respects the transactions to which they relate. Copies of ITI's Articles of Incorporation, and all amendments thereof to date, certified by the proper Nevada officials and of ITI's bylaws as amended to date, together with all minutes of shareholder and directors' meetings, certified by ITI's Secretary, will be delivered to Bridgestone prior to Closing and will be complete and correct as of the date of delivery of said documents. The same shall be subject to the review and approval of counsel for Bridgestone.

          (b) Subsidiaries and Ownership of Securities. ITI has, as of the date of this Agreement, no subsidiaries.

          (c) Capitalization. The aggregate number of shares of common stock, without par value, which ITI is authorized to issue is 25,000, all of which are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable. ITI's Articles of Incorporation do not authorize the issuance of any preferred stock. ITI has no outstanding warrants or options to purchase common stock and no such warrants or options will be issued prior to the Closing.

               According to ITI's books and records, ITI currently has two shareholders. Each of the persons or entities that is to be a Shareholder at Closing is domiciled in one of the following jurisdictions: California, Indiana, Louisiana, New York or Ohio. All securities issued by ITI as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

          (d) Financial Statements. ITI will deliver to Bridgestone, prior to Closing, a copy of ITI's audited and unaudited financial statements through January 31, 1997, which will be true and complete and will have been prepared in accordance with generally accepted accounting principles and Regulation S-X appearing in Title 17 of the Code of Federal Regulations ("Regulation S-X").

          (e) Absence of Undisclosed Liabilities. Except to the extent reflected in this Agreement or in ITI's unaudited balance sheet at January 31, 1997, ITI has no actual knowledge of any liabilities of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, annual franchise taxes or other corporate charges in the normal course of business.

          (f)  Absence of Certain Changes.  Except as disclosed in Exhibit
C, since January 31, 1997, there has not been, and as of the Closing, there will not be (I) any change in ITI's financial condition, assets, liabilities, or business other than changes in the ordinary course of business, none of which, taken individually or considered together with other changes, has been materially adverse, or (ii) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting ITI's properties or business.

          (g) Title to Properties. ITI has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, none of which is subject to any security interest, mortgage, pledge, lien, encumbrance, or charge, except for liens, if any, shown on ITI's financial statements as of January 31, 1997, or on Exhibit D prepared in compliance with subsection (j) below as securing specified liabilities set forth therein (with respect to which no default exists) and, except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the properties subject thereto, or materially impair ITI's operations and have arisen in the ordinary course of business.

          (h) Accounts Receivable. ITI represents that, except to the extent disclosed in Exhibit C or reserved against on its balance sheet at January 31, 1997, it is not aware of any accounts and contracts receivable existing that in its judgment would be uncollectible.

          (i) Litigation. Except as disclosed in Exhibit C, there is no litigation or proceeding pending, or to ITI's knowledge threatened, against or relating to ITI, its properties, or business, nor does ITI know or have reasonable grounds to know, of any basis for any such action, or of any governmental investigation relative to ITI, its properties, or business. ITI is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and ITI has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its business, if any.

          (j) Exhibits Relating to Certain Matters. Exhibit D contains a complete and accurate recitation of the following documents: a description of all liens, mortgages, charges, and encumbrances that are outstanding with respect to any of the properties and assets of ITI; a list of all leases wherein ITI is either lessor or lessee; a list of all other written or oral contracts, commitments, agreements, and other contractual obligations to which ITI is a party; a list of all insurance policies carried by ITI; a description of all bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance, and other executive or employee compensation or benefit plans to which ITI is a party; a list of all notes payable of ITI; and, a list of all notes and contracts receivable of ITI.

          (k) Contracts. ITI is not a party to any contract, except contracts described in Exhibits C or D. To the best of its knowledge, ITI has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements, leases, or other documents to which it is a party, except as disclosed in Exhibit D to this Agreement.

          (l) Taxes. ITI has filed in correct form, or has received proper extensions to file, all federal and state income tax returns due with respect to all periods through the end of its last fiscal year, and all real and personal property tax schedules, franchise, sales or use tax returns, and all federal and state employment and withholding tax returns that are required to be filed, and has paid all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due. The Internal Revenue Service has not examined any income tax return of ITI.

          (m)  Authority to Execute Agreement.  The Board of Directors of
ITI, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by ITI of this Agreement, and has duly authorized each of the transactions hereby contemplated. A copy of the Consent of Board of Directors of ITI authorizing such action is attached hereto as Exhibit E and incorporated herein by this reference. ITI has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. ITI has taken all actions required by law, its Articles of Incorporation, as amended, its bylaws, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon ITI and the Shareholders in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the bylaws, as amended, of ITI, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to ITI.

          (n) Finder's Fees. Ronald Phelps of San Diego, California, has been engaged by ITI as a finder in connection with the transactions covered by this Agreement. To compensate Mr. Phelps for his services as a finder, ITI plans to issue shares of ITI Stock to him prior to the Closing. Except as set forth in the immediately preceding sentence, ITI and the Shareholders are not, and on the Closing Date will not be, liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

          (o) Disclosure. No representation or warranty by ITI in this Agreement, nor any statement or certificate hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (p) Compliance. To the best of its knowledge, ITI has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, currently applicable to its assets and to the business conducted by it.

          (q) Change of Bridgestone Name. ITI agrees to use its best efforts to amend Bridgestone's Certificate of Incorporation immediately following the Closing to change Bridgestone's name to Image Technology, Inc., or to a name that is substantially similar.

          (r) Reverse Stock Split. Within ten business days following the Closing, ITI shall cause to be implemented a one-for-fifty reverse split of the outstanding Common Stock in accordance with the requirements of Delaware law.

          (s) Bridgestone Representative or Board Member. ITI agrees that the current Bridgestone board shall have the right, in lieu of naming a board member pursuant to Section 11(k), to designate a non-board advisor who shall be entitled to notice of and to attend all board meetings. In any of the circumstances stated above or in Section 11(k), ITI agrees that the Bridgestone representative (or board member) shall have the right to be reimbursed for all travel expenses to attend meetings and shall receive the same compensation that any other "outside" director of Bridgestone may receive. Such compensation shall be independent of any compensation payable under the consulting agreements described in Sections 11(q) and 11(r).

     6.   Access and Information.  Subject to the protections provided by
Section 14, ITI shall give to Bridgestone and to Bridgestone's counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of ITI's properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, ITI, and furnish Bridgestone during such period with all such information concerning ITI's affairs as Bridgestone reasonably may request.

     7. Covenants, Representation and Warranties of Bridgestone. Bridgestone represents and warrants as follows:

          (a) Organization and Standing of Bridgestone. Bridgestone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bridgestone's books and records are complete and correct and have been maintained with good business practice and accurately reflect in all material respects the transactions to which they relate. Copies of Bridgestone's Certificate of Incorporation, and all amendments thereof to date, certified by the proper Delaware officials, and of Bridgestone's bylaws as amended to date, together with all minutes of shareholders' and directors' meetings, certified by Bridgestone's Secretary, will be delivered to ITI prior to Closing and shall be complete and correct as of the date of delivery of said documents. The same shall be subject to the review and approval of counsel for ITI.

          (b) Subsidiaries. Bridgestone has, as of the date of this Agreement, no subsidiaries.

          (c) Capitalization. As of the date of this Agreement, the aggregate number of shares of common stock, par value $.00001 per share, which Bridgestone is authorized to issue is 500,000,000 of which 55,000,000 shares are currently issued and outstanding. In addition, there are 10,000,000 Class A Common Stock Purchase Warrants and 10,000,000 Class B Common Stock Purchase Warrants issued and outstanding, each of which warrants is exercisable for one share of common stock at a price of $.25 per share. Except for the Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants, no options or rights to purchase common stock or preferred stock are currently outstanding, or will be outstanding as of the Closing. The aggregate number of shares of preferred stock, par value $.00001 per share, which Bridgestone is authorized to issue is 20,000,000, of which no shares are issued and outstanding.
          (d) Financial Statements. Bridgestone will deliver to ITI, prior to Closing, copies of all of Bridgestone's audited and unaudited financial statements through September 30, 1996, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles and Regulation S-X.

          (e) Absence of Undisclosed Liabilities. Except to the extent reflected in this Agreement or in Bridgestone's balance sheet at September 30, 1996, Bridgestone has no actual knowledge of any liabilities, as of such date, of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, annual franchise taxes or other corporate charges in the normal course of business.

          (f) Absence of Certain Changes. Bridgestone is engaged in no business and conducts no operations. Since September 30, 1996, there has not been any material change in Bridgestone's financial condition, assets or liabilities, except the incurring of expenses in connection with the acquisition of ITI or as reflected in this Agreement.

          (g) Litigation. There is no litigation or proceeding pending, or to Bridgestone's knowledge threatened, against or relating to Bridgestone, nor does Bridgestone know or have reasonable grounds to know, of any basis for any such action, or of any governmental investigation relative to Bridgestone. Bridgestone is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and Bridgestone has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

          (h) Contracts. Bridgestone is not a party to any contract, nor is Bridgestone a party to any written or oral commitment, for capital expenditures. Bridgestone has in all material respects performed all obliga-tions required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

          (i) SEC Filings. As of the date of this Agreement, Bridgestone has filed with the Securities and Exchange Commission ("SEC") all registration statements, financial statements, applications, reports, schedules, forms, proxy statements and all other instruments, documents and written information (collectively, the "SEC Filings") required to be filed by Bridgestone under the Act and the Securities Exchange Act of 1934, as amended. At the date hereof, none of the SEC Filings contains or, on the Closing Date, will contain any untrue statement of a material fact or omits or, on the Closing Date, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made or shall have been made, not misleading.

          (j) Authority to Execute Agreement. The Board of Directors of Bridgestone, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Bridgestone of this Agreement and the Bridgestone Exchange Stock, and has duly authorized each of the transactions hereby contemplated. A copy of the Consent of Board of Directors of Bridgestone authorizing such action is attached hereto as Exhibit F and incorporated herein by this reference. Bridgestone has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Bridgestone has taken all the actions required by law, its Certificate of Incorporation, as amended, its bylaws, as amended, or otherwise to authorize the execution and delivery of the Bridgestone Exchange Stock pursuant to the provisions hereof. This Agreement is valid and binding upon Bridgestone in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the bylaws, as amended, of Bridgestone, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Bridgestone. Upon issuance, the Bridgestone Exchange Stock shall be validly issued, fully paid and non-assessable.

          (k)  Finder's Fees.   Dana Anderson of Las Vegas, Nevada, has
acted as a finder on behalf of Bridgestone in connection with the transactions covered by this Agreement. To compensate Mr. Anderson, the Founding Stockholders intend to transfer a portion of their Common Stock, not exceeding
1,000,000 shares in the aggregate, to him subsequent to the Closing.   Except
as set forth in the immediately preceding sentence, Bridgestone is not, and on the Closing Date will not be, liable or obligated to pay any finder's, agent's or broker's fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

          (l) Disclosure. No representation or warranty by Bridgestone in this Agreement, nor any statement or certificate furnished or to be furnished to ITI or the Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (m) Taxes. Bridgestone has filed all federal income tax returns due with respect to all periods through the end of its last fiscal year, and has paid all taxes as shown on the said returns and all assessments received by it to the extent that such taxes and assessments have become due. The Internal Revenue Service has not examined any income tax return of Bridgestone.

          (n) Registration Rights. Except to the extent set forth on page iii of Bridgestone's Prospectus, dated April 17, 1990, which pertains to Bridgestone's obligations in favor of its warrantholders, Bridgestone has not granted any registration rights to holders of warrants or to holders of restricted Common Stock.

     8.   Access and Information.  Subject to the protections provided by
Section 14, Bridgestone shall give to ITI, the ITI Shareholders and their counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the Closing, to all of Bridgestone's properties, books, contracts, commitments, and records, if any, and shall furnish ITI and the ITI Shareholders during such period with all such information concerning Bridgestone's affairs as ITI and the ITI Shareholders reasonably may request.

     9. Conduct of ITI Business Pending Closing. ITI and each of the Shareholders, to the extent within each Shareholder's control, covenant that pending the Closing:

          (a) Except as described in, or as may be necessary to effect the transactions contemplated by, the next sentence, no change will be made in ITI's Articles of Incorporation or bylaws and no change will be made in ITI's issued shares of stock, other than such changes as may be first approved in writing by Bridgestone. Bridgestone and the Original Shareholders acknowledge that the Original Shareholders intend to transfer outstanding ITI shares, prior to the Closing, to one or more of the persons or entities listed on Exhibit A-2.

          (b) No contract or commitment will be entered into by or on behalf of ITI, or indebtedness otherwise incurred, except as contemplated by this Agreement or as may be pre-approved in writing by Bridgestone.

          (c) No dividends shall be declared, no stock options shall be granted, no other- than-normal increases in compensation to employees, including officers, shall be declared and no new employment agreements, shall be entered into with officers or directors of ITI, except as contemplated by this Agreement or as may be first approved in writing by Bridgestone.

          (d) Except as otherwise requested by Bridgestone, ITI will use its best efforts (without making any commitment on Bridgestone's behalf) to preserve ITI's business organization intact; to keep available to ITI the services of its present officers and employees; and to preserve the goodwill of those having business relations with ITI.

     10. Conduct of Bridgestone Pending Closing. Bridgestone covenants that, pending the Closing:

          (a) No change will be made in Bridgestone's Certificate of Incorporation or bylaws or in Bridgestone's authorized or issued shares of stock, except as may be first approved in writing by ITI.

          (b) No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors of Bridgestone, except as contemplated by this Agreement or as may be first approved in writing by ITI.

     11. Conditions Precedent to Closing. All obligations of Bridgestone, ITI and the ITI Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Section 4 herein, and fulfillment, prior to the Closing, of each of the following conditions:

          (a) The respective representations, warranties and covenants of ITI, of the Shareholders, and of Bridgestone contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

          (b) ITI, the ITI Shareholders and Bridgestone shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

          (c) Each ITI Shareholder acquiring Exchange Stock will be required, at Closing, to submit an agreement, substantially in the form of Exhibit B, confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of two years from the Closing Date, except to those persons approved by legal counsel to Bridgestone as falling within an exemption from registration under the Act and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for Bridgestone. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. Each ITI Shareholder acquiring Exchange Stock will be required to transfer to Bridgestone at the Closing his or her respective ITI Shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

          (d) Bridgestone shall have been presented with, and shall have approved, an updated version of Exhibits C and D, prepared by ITI, current as of the Closing.

          (e) Each party shall have received favorable opinions from the other party's counsel on such matters in connection with the transactions contemplated by this Agreement as are reasonable, including an opinion from counsel for ITI that the Exchange, if consummated, will not in any manner violate corporate or securities laws of the States of California, Indiana, Louisiana, Nevada, New York, Ohio and any other states where any ITI Shareholder resides.

          (f) Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course except to the extent otherwise contemplated by this Agreement. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except with respect to services rendered or expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, unless said withdrawals or indebtedness were either contemplated by the terms of this Agreement or subsequently consented to in writing by the parties.

          (g) Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

          (h) Bridgestone shall have provided to ITI through September 30, 1996, all audited and unaudited financial statements prepared in accordance with generally accepted accounting principles and with Regulation S-X, and the audited statements certified as such by independent accountants of Bridgestone.

          (i) ITI shall have provided to Bridgestone audited financial statements of ITI for the three most recently completed fiscal years (or for such shorter period as ITI or its subsidiaries, if any, shall have been in existence), prepared in accordance with generally accepted accounting principles and Regulation S-X, together with consolidated unaudited financial statements in the same form for the period from the end of the most recently ended fiscal year to a date within thirty days of the Closing. Such unaudited financial statements of ITI shall have included the following schedules:
Schedule of Assets; Schedule of Notes Payable; Schedule of Accounts Payable; and Schedule of Notes Receivable or, in their absence, an affirmation that such items do not exist. ITI shall also provide, as of a date within ten days of Closing, an update of any material change in the aforementioned schedules. In addition, ITI will deliver to Bridgestone, prior to Closing, in a form satisfactory to Bridgestone, a letter from ITI's independent auditors, who shall be a firm satisfactory to Bridgestone, confirming that ITI's financial statements, covering the period from inception to the Closing Date, are auditable and can be prepared in accordance with generally accepted accounting principles and Regulation S-X within seventy-five (75) days of the Closing Date.

          (j) Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 6 and 8 hereof (and Bridgestone shall have full access to the books and records, to the extent within the control of any affiliate of ITI, of American Registration Systems, Inc., of Advanced Identification Management Systems, Inc., and of any other entity with which ITI has any affiliation), and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

          (k) Effective as of the Closing Date, all (or, at Bridgestone's option, all but one) of the members of Bridgestone's current board of directors and each and every person serving as an officer of Bridgestone shall resign their respective positions and/or offices by tendering written resignations. Immediately prior to said resignations, Bridgestone's board of directors shall appoint as members of Bridgestone's new board those persons designated by ITI to fill said director positions, with such appointments to be effective as of the Closing. If all members of Bridgestone's current board of directors (the "Current Board") resign as of the Closing, the parties hereto agree that the Current Board may designate, at any time within twelve months following the Closing, one person to serve as a member of the Board.

          (l) All press releases, shareholder communications, SEC Filings and other publicity generated by Bridgestone or ITI regarding the transactions contemplated by this Agreement shall have been reviewed and approved by the other party before their release to the public or any governmental agency.

          (m) Each party shall have satisfied itself that all transactions contemplated by this Agreement, including those contemplated by the exhibits attached hereto, shall be legal and binding under applicable statutory and case law of the States of Delaware and Nevada, respectively, including, but not limited to Nevada's securities laws and all other applicable state securities laws.

          (n) The transactions contemplated by this Agreement shall be approved by the shareholders of ITI, if deemed necessary or appropriate by counsel for the same, within twenty-five (25) days following execution of this Agreement. If such a meeting is deemed necessary, the management of ITI agrees to recommend approval to their Shareholders and to solicit proxies in support of the same.

          (o) Either Bridgestone or ITI shall have entered into an employment contract with John F. Grim, together with any other personnel who might be essential to the operations of ITI, such contracts to be satisfactory to the parties, and, if the contract be with ITI, that Bridgestone shall have ratified, adopted and confirmed the contract.

          (p) Each of the Founding Stockholders shall have tendered his or her stock certificate or certificates to Bridgestone, endorsed in blank, to permit the transfer of the Founder's Exchange Stock at Closing as contemplated by Section 2(b).

          (q) Either Bridgestone or ITI shall have entered into a consulting agreement with Robert Neece, such agreement to be satisfactory to the parties, and, if the agreement be with ITI, that Bridgestone shall have ratified, adopted and confirmed the agreement.

          (r) Either Bridgestone or ITI shall have entered into a consulting agreement with Ronald J. Miller, such agreement to be satisfactory to the parties, and, if the agreement be with ITI, that Bridgestone shall have ratified, adopted and confirmed the agreement.

          (s) Bridgestone shall be satisfied that it is highly likely that ITI shall obtain an equity capital infusion of at least $2,800,000 within 15 business days following the Closing, and such other infusions as shall be sufficient to meet ITI's working-capital needs in the 180-day period immediately following the Closing.

          (t) ITI shall have granted to the Founding Stockholders a right to participate in any equity-capital financing, other than an offering pursuant to a registration statement declared effective by the U.S. Securities and Exchange Commission, that ITI might undertake prior to the first anniversary of closing.

     12.  Additional Covenants of the Parties.

          (a) Prior to the closing, neither Bridgestone, ITI, nor any of the Shareholders may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries or proposals relating to the possible disposition of their shares of capital stock of their companies, or their assets, and each of them will cause their respective companies to conduct business only in the ordinary course. Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties for the contemplated consolidation of the companies.

          (b)  Should ITI terminate this Agreement for any reason other than
(I) the failure of Bridgestone to perform a material condition set forth hereunder, or (ii) the failure of ITI to be satisfied to proceed at the Closing because of a material deficiency which is identified upon ITI's examination and investigation contemplated by subsection 11(j) herein, and enters into any agreement within six (6) months of said termination with any entity for the purpose of accomplishing a public offering of stock or status as a public-traded concern, or receives equity or debt funding through sources introduced by Bridgestone, it is hereby agreed that Bridgestone shall receive an amount which, immediately following issuance, shall be equal to ten percent (10%) of the common stock outstanding in ITI (or any successor public entity) upon the accomplishment of said offering or public status.

          (c) Bridgestone and ITI shall indemnify each other party against any liability to any broker or finder to which that party may become obligated. In particular, ITI and the ITI Shareholders acknowledge that Dana Anderson has acted on behalf of Bridgestone as finder in connection with this transaction, and Bridgestone shall indemnify ITI and the Shareholders against any claims that may arise in connection therewith. Bridgestone acknowledges that Ronald Phelps has been engaged by ITI as a finder in connection with this transaction, and ITI and the ITI Shareholders shall indemnify Bridgestone against any claims that may arise in connection therewith.

     13. Termination. This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of Bridgestone, ITI and the ITI Shareholders under Section 14 hereof:

          (a)  by mutual consent of the parties;

          (b) by Bridgestone, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of ITI or any Shareholder in the representations and warranties set forth in the Agreement;

          (c) by ITI or a majority in interest of Shareholders if, in the reasonable belief of ITI or such Shareholders, there has been a material misrepresentation or breach of warranty on the part of Bridgestone in the representations and warranties set forth in the Agreement;

          (d) by either Bridgestone or by a majority in interest of the Shareholders if the Closing shall not have occurred by the Closing Date;

          (e) by Bridgestone if, in its opinion or that of its counsel, the transactions contemplated by this Agreement do not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished, in Bridgestone's opinion or that of its counsel, without unreasonable expense or effort;

          (f) by Bridgestone if, in its opinion or that of its counsel, the transactions contemplated by this Agreement cannot be consummated under Nevada or other relevant state corporate law or, if consummation is possible, that it cannot be accomplished, in Bridgestone's opinion or that of its counsel, without unreasonable expense or effort;

          (g) by Bridgestone or by a majority in interest of the Shareholders if Bridgestone in its sole discretion or such Shareholders in their discretion shall determine that any of the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat by state, local, or federal governmental authorities or by any other person of material litigation or proceedings against any party;

          (h) by Bridgestone if the business or assets or financial condition of ITI, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by a majority in interest of the Shareholders if the business or assets or financial condition of Bridgestone, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

          (I) by Bridgestone if it shall appear to Bridgestone that ITI shall not be able to obtain within a reasonable amount of time after Closing all consents and approvals of all governmental authorities having any jurisdiction over the business of ITI, or if such authorities shall withdraw any approvals, licenses, or permits given to ITI or to any other entity with which ITI is affiliated or in which ITI has an interest;

          (j) by Bridgestone if any Shareholder dissents from the exchange described in Sections 1 and 2, or is unable or for any reason refuses to transfer any or all of his or her ITI Shares to Bridgestone in accordance with
Section 1, or fails to tender at the Closing the certificate or certificates, endorsed in blank, representing all of his or her ITI Stock;

          (k) by Bridgestone or ITI if any Founding Stockholder dissents from the exchange described in Sections 1 and 2, or is unable or for any reason refuses to transfer any of his or her proportionate share of the Founder's Exchange Stock to the ITI Shareholders in accordance with Section 2, or fails to tender at the Closing a certificate or certificates, endorsed in blank, that represent at least his or her proportionate share of the Founder's Exchange Stock;

          (l) by ITI if Bridgestone fails to perform material conditions set forth in Section 11;

          (m) by ITI if examination of Bridgestone's books and records pursuant to Section 8 uncovers a material deficiency;

          (n) by Bridgestone if ITI fails to perform material conditions set forth in Section 11;

          (o) by Bridgestone if, in its sole discretion, it should appear that the conditions stated in Section 11(s) will not be satisfied.

     14. Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Sections 6 and 8 herein, it is understood and agreed that such disclosures and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director, key employee, or shareholder thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry precedent to the Closing. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

     15. Nature and Survival of Representations. All statements contained in any certificate or other instrument delivered by or on behalf of ITI, the ITI Shareholders or Bridgestone, pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by ITI, the ITI Shareholders or Bridgestone, respectively, and shall survive the closing for a period of twenty-four (24) months.

     16.  Binding Agreement.

          (a) This Agreement shall become binding upon the parties when, but only when, it shall have been signed by or on behalf of all parties.

          (b) Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by legal action for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover, from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys' fees.

     17. Construction. This Agreement is intended to be performed in the State of Colorado, and shall be construed and enforced in accordance with the laws of that State.

     18. Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed, first class postage, prepaid, to ITI, at 10639 Roselle Street, Suite B, San Diego, California 92121, Attention: Christ M. Rousseff, or if to Bridgestone, at 303 East Seventeenth Avenue, Suite 800, Denver, Colorado 80203-1260, Attention: Robert Neece, President; or if to the Original Shareholders, to the respective addresses indicated beneath each Original Shareholder's name on the signature page of this Agreement.

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20. Arbitration. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration in the City and County of Denver, State of Colorado, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association by a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators. Each party shall pay their own expenses associated with such arbitration, including the expenses of any arbitrator selected by such party and 50% of the expenses of the third arbitrator. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

     21. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

IMAGE TECHNOLOGY, INC.                  BRIDGESTONE CORP.

By:/s/ Christ M. Rousseff               By:/s/ Robert Neece
   Christ M.  Rousseff, Chairman            Robert Neece, President
   and Chief Executive Officer

SHAREHOLDERS OF IMAGE TECHNOLOGY, INC.

/s/ Walter G. Fuller
Walter G. Fuller
1113 Packard Drive
Auburn, Indiana  46706

/s/ Janice Lee Welch
Janice Lee Welch
155 Jalapa Court
Solana Beach, California  92075

                           EXHIBIT LIST

     Exhibit A-1 -- Names and Respective Share Holdings in Bridgestone of
                    the Founding Stockholders.

     Exhibit A-2 -- Names and Anticipated Respective Shareholdings in ITI
                    of the Individuals and Entities that are to be ITI Shareholders immediately prior to Closing.

     Exhibit B --   Form of Investment Letter of ITI Shareholders.

     Exhibit C --   Schedule of Exceptions to Covenants, Representations
                    and Warranties of Image Technology, Inc.

     Exhibit D --   Description of Liens, Mortgages, Charges and
                    Encumbrances of Image Technology, Inc.

     Exhibit E --   Consent of Board of Directors of Image Technology,
                    Inc.

     Exhibit F --   Consent of Sole Director of Bridgestone Corp.

                           EXHIBIT A-1

Name of Founding     Number of Shares   Number of Shares   Number of Shares to
Stockholder (or      of Unregistered    to be Transferred  be Retained by
Successor)           Common Currently   to ITI Stock-      Founding Stockhold-
                     Owned by Founding  holders            er (or Successor)
                     Stockholder (or                       after Closing, but
                     Successor)                            prior to Reverse
                                                           Split

Lincoln Anderson        3,375,000          375,000            3,000,000
Darrell Benjamin          500,000           55,556              444,444
Spencer L. Kluesner     1,125,000          125,000            1,000,000
Frank Lloyd Kramer      2,500,000          277,778            2,222,222
Maurice R. LaFlamme     4,500,000          500,000            4,000,000
Ronald J. Miller       11,250,000        1,250,000           10,000,000
Robert Neece           12,000,000        1,333,333           10,666,667
Eric J. Sundsvold       9,750,000        1,083,333            8,666,667

TOTALS:                45,000,000        5,000,000           40,000,000

                           EXHIBIT A-2

      NAMES AND ANTICIPATED RESPECTIVE SHAREHOLDINGS IN ITI
          OF THE INDIVIDUALS AND ENTITIES THAT ARE TO BE
          ITI SHAREHOLDERS IMMEDIATELY PRIOR TO CLOSING

     NAME/ADDRESS                                      ITI SHARES

L & R Realty                                                 597
4021 Clubview Drive
Fort Wayne, IN 46804

Janice L. Welch                                            2,139
155 Jalapa Court
Solana Beach, CA 92075

Walter G. Fuller                                           8,333
1113 Packard Drive
Auburn, IN 46706

Litchin Family Partnership                                 1,944
4021 Clubview Drive
Fort Wayne, IN 46804

Mercer Beverage Co.                                        1,000
4021 Clubview Drive
Fort Wayne, IN 46804

The J & S Trust                                            9,722
c/o Janice L. Welch, Trustee
155 Jalapa Court
Solana Beach, CA 92075

Patrick J. Bruggeman                                          56
131 West Columbia Street
Fort Wayne, IN 46802

Jerome H. Henry, Jr.                                          28
1702 Winter Street
P.O. Box 11558
Fort Wayne, IN 46859

Ron Phelps                                                   167
10639 Roselle Street, Suite B
San Diego, CA 92121

Christopher G. Ruff                                           69
423 Parkwood Lane
Leucadia, CA 92024

William G. Wallace                                            42
3117 South Pacific Avenue
Santa Ana, CA 92704

John F. Grim                                                 500
1210 Windfield Court
Dayton, OH 45458

Eleanor J. Ananias                                            56
1620 Olmeda Street
Encinitas, CA 92024

George McGill                                               139
120 Birmingham Drive, Suite 240
Cardiff by the Sea, CA 92007

The JC Trust                                                208
c/o George McGill, Trustee
120 Birmingham Drive, Suite 240
Cardiff by the Sea, CA 92007

                            EXHIBIT B

          FORM OF INVESTMENT LETTER OF ITI SHAREHOLDERS

                        BRIDGESTONE CORP.
              303 East Seventeenth Avenue, Suite 800
                   Denver, Colorado 80203-1260

                                        Telephone: (303) 830-7000
                                        Facsimile: (303) 830-6708

                                                           [Date]

Dear Subscriber:

     In connection with your acquisition of shares (the "Shares") of common stock, par value $.00001 per share, of Bridgestone Corp., a Delaware corporation (the "Company"), to be acquired pursuant to an exchange of shares (the "Exchange") memorialized in a Plan and Agreement of Reorganization (the "Agreement") among the Company, selected shareholders of the Company, Image Technology, Inc., a Nevada corporation ("ITI"), and each of the shareholders of ITI, we wish to advise you as follows:

     The Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities or blue sky laws of any state. Moreover, the Company has no current plan to undertake any such registration in the future. In selling the Shares without registration, the Company is relying upon exemptions from registration provided by either or both of (a)
Section 4(2) of the Act and (b) Rules 504, 505, or 506 of Regulation D under the Act, and upon corresponding exemptions under state securities laws. The Company claims these exemptions on the basis, among others, that this sale is a transaction not involving any public offering. You have been advised and understand that the Company's reliance upon such exemptions from registration is predicated in part upon your representation to the Company that you are acquiring the Shares for your own account, with no present intent to resell or distribute any or all of the Shares, in addition to the representations made by you below. The Shares are "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Act. You have acknowledged and you understand that the Shares are unregistered and must be held indefinitely, unless (i) they are subsequently registered under the Act and under any applicable registration provisions of state securities laws or
(ii) an exemption from registration is available.

     You have agreed that any and all certificates which may be issued representing the Shares shall contain a legend substantially in the form set forth below, which you have read and understand:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

You have further agreed not to transfer any of the shares acquired pursuant to the Agreement for a period of two years from the date of the closing of such Agreement, except

     a. to those persons approved by the Company's legal counsel as falling within an exemption from registration under Section 4(1) of the Act and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to Company counsel; or

     b. pursuant to (i) an effective registration under the Act and (ii) an effective registration, or an available exemption from registration, under the securities laws of each applicable state.

     You further acknowledge your understanding that, if the Shares have been held for a period of at least two years and if Rule 144 adopted under the Act is applicable (there being no representations by the Company that Rule 144 will be applicable), then you may make only routine sales of the Shares in limited amounts in a specified manner in accordance with the terms and conditions of Rule 144. In case Rule 144 is not applicable, any sales made by you can be made only pursuant to an effective registration statement or an available exemption from registration.

     You further acknowledge that you are aware that only the Company can file a registration statement or a Form 1-A NotiEcation under Regulation A, and that the Company has no obligation to do so or to take steps necessary to make Rule 144 available to you. You also have been advised and acknowledge your understanding that, in the event Rule 144 is not available, the circumstances under which you can sell the securities, absent registration or compliance with Regulation A, are extremely limited.

     You further acknowledge and represent to the Company that you are a knowledgeable, sophisticated investor who can fend for yourself and have adequate means to make the investment contemplated herein; that, in connection with this investment, you have obtained any necessary investment advice from outside sources, including your broker, banker, investment adviser, and private attorney or accountant; and that you had available to you all information with respect to the Company which was deemed necessary by yourself and your respective advisers.

     You further acknowledge that, to the best of your knowledge, there are only a limited number of purchasers involved in this particular placement of securities. Further, you have communicated with officers and directors of the Company, at which time one or more of yourself, your attorney, or your investment adviser had an opportunity to ask all questions that any of you deemed necessary or appropriate, all of which questions have been answered fully. Further, to the best of your knowledge, each of the other purchasers conducted similar communications with such officers and directors. You further acknowledge that you are able to bear the economic risk of your investment in the Shares and to maintain such investment for an indefinite period of time, and, further, that you could bear a total loss of this investment and not change your standard of living as it exists at the time of this investment.

     You hereby covenant and agree to protect, indemnify, and hold the Company, and each of its officers, directors, and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation, and other costs and expenses whatsoever (i) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy, or failure of, any representation, warranty, or covenant made by you in this letter, and (ii) arising from or related to the acquisition, ownership, or disposition by you of any or all the Shares.

     You represent that you are a resident of the State of California and that, as of the date of this letter, you are the beneficial owner of securities of the Company.

     You have made all the above acknowledgments, representations, and covenants to induce the Company to issue the Shares to you pursuant to the contemplated Exchange and understand that the Company is relying thereon and would not issue any securities to you absent such acknowledgments, representations, and covenants.

     IF THE FOREGOING CORRECTLY EXPRESSES YOUR INTENT, UNDERSTANDING, AND ACKNOWLEDGEMENTS, PLEASE SIGN THE FORM OF CONFIRMATION APPEARING AT THE BOTTOM OF THIS PAGE ON EACH OF THE TWO COPIES OF THIS LETTER THAT HAVE BEEN PRESENTED TO YOU AND RETURN ONE OF THE SIGNED COPIES TO THE UNDERSIGNED. YOU SHOULD RETAIN THE OTHER SIGNED COPY FOR YOUR FILES.

Dated: ___________________, 1997.

                                    Very truly yours,

                                    BRIDGESTONE CORP.

                                    By: _______________________________
                                        Robert Neece, President

TO THE PRESIDENT OF
BRIDGESTONE CORP.

     I CONFIRM THAT I HAVE READ THE FOREGOING AND AGREE TO THE TERMS THEREOF AND ACKNOWLEDGE THAT IT EXPRESSES MY INTENT AND UNDERSTANDING. I HEREBY AGREE TO ACCEPT __________ SHARES OF BRIDGESTONE CORP. COMMON STOCK IN EXCHANGE FOR __________ SHARES OF IMAGE TECHNOLOGY, INC.

                                    _________________________________________
                                    Subscriber

                           Print Name: ______________________________________
                           Address:__________________________________________
                                    __________________________________________

                           Telephone:(___)___________________________________

                           Soc. Sec.#:_______________________________________

                            EXHIBIT C

               SCHEDULE OF EXCEPTIONS TO COVENANTS,
                REPRESENTATIONS AND WARRANTIES OF
                      IMAGE TECHNOLOGY, INC.

            CONTRACTS AS TO WHICH ITI IS A CONTRACTING
                   PARTY AS OF JANUARY 31, 1997

1) Equipment Lease, Support and Maintenance Agreement with Indiana Bureau of Motor Vehicles Commission, effective as of November 1, 1996.

2)   Purchase Order dated October 7, 1992 (New Hampshire; originally AIMS).

3)   Subcontract with Valley Software Systems, Inc. dated September 11, 1996.

4)   Subcontract with NCR Corporation dated August 1, 1996 (Indiana).

5)   NCR Purchase Order dated November 1, 1996 (Maryland).

6) Purchase Order No. 101596-2 Rev. 2 (1/14/97). Supplier: 3M Traffic Control Materials Division.

7) Purchase Order No. 101596-1 Rev. 3 (1/15/97). Supplier: 3M Traffic Control Materials Division.

8)   Purchase Order No. 111196-01 dated 11/11/96. Supplier: Factura Kiosk.

9)   Purchase Order No. 100196-1 dated 10/01/96. Supplier: Zebra Technologies
      Corp.

                            EXHIBIT D

                 DESCRIPTION OF LIENS, MORTGAGES,
                   CHARGES AND ENCUMBRANCES OF
                      IMAGE TECHNOLOGY, INC.

                               NONE

                            EXHIBIT E

                  CONSENT OF BOARD OF DIRECTORS
                                OF
                      IMAGE TECHNOLOGY, INC.

     A special meeting of the Board of Directors of Image Technology, Inc. (the "Corporation"), a Nevada corporation, was held by consent and without an actual meeting. The undersigned, being the Directors of the Corporation, hereby waive notice of the time, place and purpose of this meeting of the Board of Directors of the Corporation and, in lieu thereof, hereby agree and consent to the taking of the following corporate actions and adoption of the following directors' resolutions:

     WHEREAS, the Corporation entered into a letter of intent dated January 24, 1997, and fully executed on January 30, l997, with Bridgestone Corp., a Delaware corporation ("Bridgestone"), whereby the Corporation intends to sell all of its issued and outstanding capital stock in exchange for a specified number of shares of Bridgestone's common stock;

     WHEREAS, the Bridgestone's legal counsel has prepared a formal agreement consistent with the terms of the letter of intent, which agreement is entitled "Plan and Agreement of Reorganization", a copy of which is attached as Exhibit "A" hereto.

     WHEREAS, it is in the Corporation's best interests to approve the terms and the execution of the Plan and Agreement of Reorganization on behalf of the Corporation;

     NOW, THEREFORE, BE IT RESOLVED that the terms and condition of the exchange as set forth in the Plan and Agreement of Reorganization be, and the same hereby are, ratified and confirmed, and the President of the Corporation is authorized to execute the same on behalf of the corporation.

GENERAL AUTHORIZATION

     BE IT RE80LVED that the President and the Secretary of the Corporation be, and they hereby are, authorized, directed and empowered to prepare or cause to be prepared, execute and deliver all such documents and instruments and to undertake all auch actions as they deem necessary or advisable in order to carry out and perform any or all of the matters contemplated by the Plan and Agreement of Reorganization and as authorized in the foregoing resolution.

     IN WITNESS WHEREOF, the undersigned have executed this written consent, which shall be effective as of _______________, 1997.

                                    /s/ Janice L. Welch
                                    Janice L. Welch

                                    _________________________________________
                                    Mike Fuller

                                    /s/ Sandra K. Leatherman
                                    Sandra K. Leatherman

                            EXHIBIT F

                   CONSENT OF SOLE DIRECTOR OF
                        BRIDGESTONE CORP.

     A special meeting of the Board of Directors of Bridgestone Corp. (the "Corporation"), a Delaware corporation, was held by consent and without an actual meeting. The undersigned, being the sole Director, does hereby waive notice of the time, place and purpose of this meeting of the Board of Directors of the Corporation and, in lieu thereof, hereby agrees and consents to the adoption of the following corporate actions.

     WHEREAS, the Corporation entered into a letter of intent dated January 24, 1997, and fully executed on January 30, 1997, with Image Technology, Inc., a Nevada corporation ("ITI"), whereby the Corporation intends to purchase all of the issued and outstanding capital stock of ITI in exchange for a specified number of shares of the Corporation's common stock;

     WHEREAS, the Corporation's legal counsel has prepared a formal agreement consistent with the terms of the letter of intent, which agreement is entitled "Plan and Agreement of Reorganization," a copy of which is attached hereto as Exhibit A;

     WHEREAS, it is in the Corporation's best interests to approve the terms and the execution of the Plan and Agreement of Reorganization on behalf of the Corporation;

     NOW, THEREFORE, BE IT RESOLVED that the terms and conditions of the exchange as set forth in the Plan and Agreement of Reorganization be, and the same hereby are, ratified and confirmed, and the President of the Corporation is authorized to execute the same on behalf of the Corporation.

GENERAL AUTHORIZATION

     BE IT RESOLVED that the President and the Secretary of the Corporation be, and they hereby are, authorized, directed and empowered to prepare or cause to be prepared, execute and deliver all such documents and instruments and to undertake all such actions as they deem necessary or advisable in order to carry out and perform any or all of the matters contemplated by the Plan and Agreement of Reorganization and as authorized in the foregoing resolution.

     IN WITNESS WHEREOF, the undersigned has executed this written consent, which shall be effective as of 6 March, 1997.

                               /s/ Robert Neece
                                    Robert Neece